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                                                                   EXHIBIT 10.19

July 10, 1996

Mr. Reed Horovitz
InfoMed
1180 SW 36th Avenue
Pompano Beach, FL 33069

SENT VIA FAX

Dear Reed:

     This letter outlines the terms and conditions of InfoMed's renewal of System Maintenance for the MSM products as you and I have previously discussed. This will become a part of the standard Micronetics VAR Agreement. To the extent this document modifies anything contained in the standard Micronetics VAR Agreement, is limited exclusively to the fees paid for Systems Maintenance on MSM-UNIX licenses purchased by InfoMed for its use.

     1. Beginning July 1, 1996 through June 30, 1997 InfoMed will pay a fixed fee of $10,500.00 per month for MSM-UNIX Systems Maintenance; regardless of the number of MSM-UNIX licenses purchased from Micronetics for InfoMed's use.

     2. InfoMed will pay Micronetics $2,424.00 for Systems Maintenance on MSM-UNIX licenses purchased from Micronetics between January 1, 1996 through June 30, 1996.

     3. Systems Maintenance fees for all other MSM products purchased by InfoMed will follow the standard Micronetics Systems Maintenance schedule as outlined in the current Micronetics VAR Agreement.

     4. 30 days prior to June 30, 1997 Micronetics and InfoMed must have in place an agreement that perpetuates the MSM-UNIX Systems Maintenance beyond June 30, 1997 permitting uninterrupted service to InfoMed. In the absence of an agreement, then the standard terms and conditions of the Micronetics VAR Agreement will take precedence. At such time it will automatically become in effect to produce the appropriate fees to be paid to Micronetics for Systems Maintenance on all MSM product licenses currently in inventory with InfoMed.

     5. The fixed fee of $10,500.00 is to be paid monthly and is due at Micronetics by the beginning of each month. July's fixed fee payment together with $2,424.00 equals a total due of $12,924.00 to be paid upon confirmation of this agreement. Reed InfoMed will need to authorize a current standard VAR Agreement. Where do you want me to send it? My phone number is 301-258-2605 ext. 529.

                                          Sincerely,

                                          /s/ DAVID G. LENHART
                                          --------------------------------------

                                          David G. Lenhart
                                          Manager, US Channel Marketing

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